EXHIBIT 4.44

****CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                    AGREEMENT

     This Agreement (this "AGREEMENT"), dated as of December 31, 2004, by and among Tower Semiconductor Ltd. an Israeli company (the "Seller"), **** (collectively ****, the "NEW PURCHASERS").

                                  WITNESSETH :

WHEREAS, the Seller is a holder of 2,704,024 Ordinary Shares of Saifun Semiconductors Ltd. (the "COMPANY"), nominal value NIS 0.01 each (the "ORDINARY SHARES") and 58,608 Series B Preferred Shares of the Company, nominal value NIS
0.01 each (the "PREFERRED SHARES" and together with the Ordinary Shares, the "SHARES");

WHEREAS, the Seller executed a Share Purchase Agreement with , a Bermuda limited partnership ("****"), , a Delaware limited liability company ("****"), ****, a Delaware limited liability company ("****"),****, a Delaware limited liability company ("****"), and ****, a German limited partnership ("****" and, collectively, with ****, ****, **** and ****, the "ORIGINAL PURCHASERS") dated December 8, 2004 (the "SPA").

WHEREAS, in accordance with the Company's Articles of Association (the "ARTICLES") and pursuant to section 5.3 of the SPA, the Seller sent a Notice of Offer (as defined in the Company's Articles and as approved by the Original Purchasers ) to all Major Shareholders (as defined in the Articles) offering such Major Shareholders to exercise their right of first refusal as set forth in the Articles;

WHEREAS, the New Purchasers have provided the Seller with Purchase Notices (as defined in the Articles) in which they notified the Seller of their desire to purchase all of the Shares;

     NOW, THEREFORE, the parties hereby agree as follows :

     1. SALE OF SHARES. Subject to the terms and conditions hereof, the Seller hereby transfers to the New Purchasers, and the New Purchasers hereby purchase from the Seller, the number of Ordinary Shares of the Company and the number of Series B Preferred Shares of the Company set forth next to each New Purchaser's name in Schedule 1 attached hereto under the column entitled "Number of Ordinary Shares" and "Number of Preferred Shares", as applicable. The Sellers and the New Purchasers hereby make the deliveries required by section 2.4 of the SPA. In addition, each New Purchaser shall deliver to the Company the letter undertaking attached hereto as SCHEDULE 2.

     2. TERMS OF SALE. The rights and obligations set forth in the SPA and applicable to the Original Purchaser shall apply, mutatis mutandis, to each of the New Purchasers, including without limitation, the additional payment obligation set forth in Section 2.2 and the lock-up obligation on the Shares set forth in Section 4.7 of the SPA.

     3. REPRESENTATIONS AND WARRANTIES: The Seller hereby confirms that all representations and warranties made by the Seller in Article III of the SPA are true and correct in all respects at and on the day hereof and all the covenants and obligations contained in the SPA to be performed by the Seller prior to or at the Closing Date have been fully performed and complied with.

     4. ENTIRE AGREEMENT. This Agreement and the SPA shall constitute the entire agreement of the parties with respect to its subject matter and supersedes all prior oral or written agreements in regard thereto.

     5. AMENDMENTS. This Agreement or any provision hereof may be amended, modified, waived, discharged or terminated only pursuant to a written instrument making specific reference to this Agreement and duly signed by or on behalf of each of the parties hereto.

     6. GOVERNING LAW AND CONSENT TO JURISDICTION. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date first above written.

       TOWER SEMICONDUCTOR LTD.

       By:
       Print Name: _______________________
       Title: ______________________________

****CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

       _______________________________
       ****

       _______________________________
       ****

       ****

       By: _____________________________
       Name:___________________________
       Title:____________________________


       ****

       By: _____________________________
       Name:___________________________
       Title:____________________________


       ****

       By: _____________________________
       Name:___________________________
       Title:____________________________

****CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                   SCHEDULE 1

          REQUESTED
           ORDINARY        PRE. B         TOTAL             $
          ----------     ----------     ----------     ----------
****         349,566          7,577        357,143      5,000,002

****         167,584         10,393        177,977      2,491,678
****          33,515          2,079         35,594        498,316
****         201,099         12,472        213,571      2,989,994


****       2,148,359         37,559      2,185,918     30,602,852

****           3,000              0          3,000         42,000

****           2,000          1,000          3,000         42,000

          ----------     ----------     ----------     ----------
Total      2,704,024         58,608      2,762,632     38,676,848
          ==========     ==========     ==========     ==========

                               SHARE TRANSFER DEED



     The undersigned, Tower Semiconductor Ltd. (the "Transferor"), does hereby transfer to __________ (the "Transferee"), pursuant to the terms of that certain Agreement between the Transferor and the New Purchasers (as defined therein) dated December 31, 2004, _____ Ordinary Shares of nominal value NIS 0.01 each and _____ Series B Preferred Shares of nominal value NIS 0.01 each (the "Shares") in Saifun Semiconductors Ltd., an Israeli company (the "Company") to be held by the Transferee, its administrators and its assigns, upon all of the terms and conditions subject to which the Transferor held such Shares and said Transferee does hereby agree to accept such Shares.


Dated:   December 31, 2004                          Dated:   December 31, 2004

TOWER SEMICONDUCTOR LTD.

By:                                                 By:
Name:                                               Name:
Title:                                              Title:
Transferor                                          Transferee